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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported): April 6, 1998 (April 3, 1998)




                      Laidlaw Environmental Services, Inc.
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               (Exact name of Company as specified in its charter)


Delaware                         1-8368                      51-0228924
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(State or other                (Commission                 (IRS Employer
jurisdiction                  File Number)                Identification
of incorporation)                                              Number)



     1301 Gervais Street, Suite 300, Columbia, South Carolina     29201
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           (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (803) 933-4200


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ITEM 5.  OTHER EVENTS

     In a press release, on April 3, 1998 Laidlaw Environmental Services, Inc. ("LESI") (NYSE:LLE) announced that it had consummated the exchange offer to Safety-Kleen Corp. ("SK") (NYSE:SK) shareholders who tendered their shares prior to the offer expiration on March 31, 1998. The full text of the announcement is reproduced below.



FOR IMMEDIATE RELEASE

Contact: Kenneth W. Winger
         President and Chief Executive Officer

         Paul R. Humphreys
         Senior Vice President, Finance and Chief Financial Officer
         (803) 933-4210


          LAIDLAW ENVIRONMENTAL CONSUMMATES SAFETY-KLEEN TENDER OFFER


COLUMBIA, SC (April 3, 1998) -- Laidlaw Environmental Services, Inc. (NYSE: LLE) today announced that it has consummated the exchange offer to Safety-Kleen Corp. (NYSE: SK) shareholders who tendered their shares prior to the offer's expiration on March 31, 1998.

     Upon closing of the exchange offer, LLE acquired approximately 49.9 million shares of Safety-Kleen, representing 83.4% of Safety-Kleen's outstanding common shares. In accordance with the exchange offer, each share of Safety-Kleen stock was exchanged for 2.8 shares of Laidlaw Environmental Common Stock plus $18.30 in cash. The exchange resulted in the issuance of 139.5 million shares of Laidlaw Environmental Common Stock. The LLE shares and cash will be promptly conveyed to the SK shareholders who tendered their shares.

     Laidlaw Environmental stated that it intends on Tuesday, April 7, to acquire, for the same consideration, an additional 10.6% of Safety-Kleen's outstanding shares which were tendered by guarantees. This would result in the issuance of an additional 17.7 million shares of Laidlaw Environmental.

     The remaining shareholders will receive the same compensation for their shares as a result of a merger which will follow a special shareholders meeting in early May. Mr. Kenneth W. Winger, President and Chief Executive Officer, stated, "We are very pleased to have closed the tender with such a high level of support from the Safety-Kleen shareholders. We look forward to completing the "back-end" merger within the next 4-6 weeks."

     Laidlaw Environmental Services, Inc. is headquartered in Columbia, South Carolina and supplies hazardous and industrial waste management services to industry and government across North America. The Company provides customers with local service from more than 100 locations in the United States and Canada.

     Safety-Kleen is a leading environmental and industrial service company dedicated to helping nearly 400,000 industrial and automotive customers recycle and process their waste streams.


                                     -END-



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: April 6, 1998                         By:  /s/ Kenneth W. Winger
                                                 ---------------------
                                                 Kenneth W. Winger, President
                                                 and Chief Executive Officer